Exhibit 10.8
Supplemental Agreement
This Supplemental Agreement (herein, the “Agreement”) is made as of this 21st day of January, 2011, by and among Pegasus Partners IV, L.P., a Delaware partnership (the “Fund”), Fiber Preferred Holdings, LLC, a Delaware limited liability company (“Fiber Preferred”), Slipstream Funding, LLC, a Delaware limited liability company (“Slipstream” and together with the Fund and Fiber Preferred, the “Borrowers”), and Bank of Montreal (the “Lender”).
Recitals:
A. Concurrently herewith, the Lender and the Fund are entering into that certain Loan Authorization Agreement dated as of the date hereof (the “Fund Loan Authorization Agreement”) pursuant to which the Lender has agreed to extend credit to the Fund on the terms and conditions set forth therein.
B. Fiber Preferred and the Lender previously entered into that certain Loan Authorization Agreement dated as of March 18, 2009 (the “Fiber Preferred Loan Authorization Agreement”), pursuant to which the Lender has agreed to extend credit to Fiber Preferred on the terms and conditions set forth therein.
C. Slipstream and BMO Harris Financing, Inc. (formerly known as BMO Capital Markets Financing, Inc.) (“BMOHFI”) previously entered into that certain Loan Authorization Agreement dated as of July 30, 2008 (the “Slipstream Loan Authorization Agreement” and together with the Fund Loan Authorization Agreement and the Fiber Preferred Loan Authorization Agreement, the “Loan Authorization Agreements”), pursuant to which BMOHFI agreed to extend credit to Slipstream on the terms and conditions set forth therein.
D. Pursuant to that certain Assignment dated as of the date hereof between BMOHFI and the Lender, BMOHFI assigned to the Lender the Slipstream Loan Authorization Agreement and related instruments, agreements and documents.
E. The Fund and the Lender have entered into a separate Supplemental Agreement dated as of the date hereof (the “Fund Supplemental Agreement”) pursuant to which, among other things, the Pledgors (as defined in the Fund Supplemental Agreement) have pledged to the Lender certain common stock issued by Molycorp Inc. and, if certain conditions exist, have agreed to pledge to the Lender additional common stock issued by Molycorp Inc. (collectively, the “Pledged Shares”).
F. The Lender and the Borrowers have agreed to modify the terms of the Loan Authorization Agreements on the terms, conditions, and provisions contained in this Agreement.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Recitals; Defined Terms. The Borrowers acknowledge that the Recitals set forth above are true and correct in all material respects. The defined terms in the Recitals set forth above are hereby incorporated into this Agreement by reference. All other capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Fund Supplemental Agreement.
2. Demand Facilities. The Borrowers acknowledge and agree that, notwithstanding anything to the contrary herein, all Loans payable under, and as defined in, and other amounts payable under the Loan Authorization Agreements and the respective Loan Documents for each of the Loan Authorization Agreements are payable ON DEMAND of the Lender, subject to the fourteen day payment period expressed in the Loan Authorization Agreements and in Guarantees from the Fund in favor of the Lender with respect to the Fiber Preferred Loan Authorization Agreement and the Slipstream Loan Authorization Agreement, and that the availability of any additional Loans under the Loan Authorization Agreements automatically terminates ON DEMAND of the Lender; provided that, the Lender shall not demand payment of the Loans under any of the Loan Authorization Agreements solely by reason of the Violations
3. Additional Agreement. The Borrowers and the Lender agree that in the event the Fund has not delivered to the Lender prior to July 1, 2011, a Certificate of Status certifying that the Debt Violations have ceased to exist or the applicable interest rate on all Loans made pursuant to, and as defined in, the Loan Authorization Agreements shall increase by .25% per annum over the interest rate that would otherwise be applicable to such Loans; provided that, in the event the Fund has not delivered to the Lender prior to October 1, 2011, a Certificate of Status certifying that the Debt Violations have ceased to exist, the applicable interest rate on all Loans made pursuant to, and as defined in, the Loan Authorization Agreements shall increase by .50% per annum over the interest rate that would otherwise be applicable to such Loans; provided further that, any interest rate increases made pursuant to this Section 3 shall terminate on any date that (i) the Fund has delivered to the Lender a Certificate of Status certifying that the Debt Violations have ceased to exist or (ii) the Lender sells Pledged Shares pursuant to Section 3(a) of the Fund Supplemental Agreement and applies the net proceeds from such sale to cause the Debt Violations to no longer exist.
4. Loan Documents Remain Effective. The Loan Authorization Agreements (as expressly modified by Section 3 hereof), the respective Loan Documents for each of the Loan Authorization Agreements, all of the obligations of the Borrowers thereunder, and the rights and benefits of the Lender thereunder remain in full force and effect. Without limiting the foregoing, each of the Borrowers agrees to comply with all of the terms, conditions, and provisions of the Loan Authorization Agreements (as expressly modified by Section 3 hereof) and the Loan Documents for each such Loan Authorization Agreement applicable to it.
5. Fees and Expenses. The Borrowers shall pay on demand all actual and documented fees and expenses (including reasonable attorneys’ fees) incurred by the Lender and its counsel in connection with this Agreement and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby.
6. Condition Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following condition precedent: the Fund and the Lender shall have executed and delivered this Agreement.

7. Miscellaneous. By its acceptance hereof, each of the Borrowers hereby represents that it has the necessary power and authority to execute, deliver, and perform the undertakings contained herein, and that this Agreement constitutes the valid and binding obligation of each of the Borrowers enforceable against it in accordance with the terms of this Agreement. Any provision of this Agreement held invalid, illegal, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provision hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto hereby acknowledge and agree that this Agreement shall constitute a Loan Document for all purposes of each of the Loan Authorization Agreements and the other Loan Documents. This Agreement may be executed in counterparts and by different parties on separate counterpart signature pages, each of which constitutes an original and all of which taken together constitute one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Agreement shall be governed by New York law and shall be governed and interpreted on the same basis as the Fund Loan Authorization Agreement. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and, with respect to any such amendment, the Borrowers.
[Signature Pages to Follow]

This Supplemental Agreement is entered into as of the date and year first above written.

Pegasus Partners IV, L.P.
	By:	Pegasus Investors IV, L.P., its
general partner

	By:	Pegasus Investors IV GP, L.L.C., its
general partner

	By:	/s/ Daniel Stencel
		Name	Daniel Stencel
		Title	Chief Financial Officer

Fiber Preferred Holdings, LLC
	By:	/s/ Daniel Stencel
		Name	Daniel Stencel
		Title	Treasurer

Slipstream Funding, LLC
By:
Name
Title

Accepted and agreed to.
Bank of Montreal
	By	/s/ Denise Sidlo
		Name	Denise Sidlo
		Title	Director